UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

MISCOR GROUP, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	20-0995245
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana	46619
(Address of Principal Executive Offices)	(Zip Code)

Copies to:

Richard L. Mintz, Esq. Barnes & Thornburg LLP 100 North Michigan 600 1st Source Bank Center South Bend, Indiana 46601 (574) 233-1171

R. Paul Guerre, Esq. Barnes & Thornburg LLP 300 Ottawa Avenue, NW Suite 500 Grand Rapids, Michigan 49503 (616) 742-3933

Securities to be registered pursuant to Section 12(b) of the Act:   None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates: 333-129354 and 333-137940

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the Common Stock, no par value, of MISCOR Group, Ltd. is incorporated in this Item 1 by reference to the section entitled “Description of Capital Stock” on pages 62-66 of the final prospectus filed with the Securities and Exchange Commission on November 22, 2006, in connection with MISCOR’s Registration Statement on Form S-1 (Registration No. 333-137940).

ITEM 2.   EXHIBITS.

The exhibits filed with this Form 8-A or incorporated by reference in this Form 8-A are listed on the Exhibit Index beginning on page 4 of this Form 8-A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be filed on its behalf by the undersigned thereto duly authorized.

Date: December 29, 2006	MISCOR GROUP, LTD.

	By:	/s/ Richard J. Mullin
Richard J. Mullin
Chief Financial Officer

EXHIBIT INDEX

Number Assigned in Form 8-A	Exhibit Description

1(a)
Amended and Restated Articles of Incorporation of MISCOR (incorporated by reference to Exhibit 3.1 to MISCOR’s Registration Statement on Form S-1 (Registration No. 333-129354) (the “Registration Statement”))

1(b)	Amended and Restated Code of By-Laws of MISCOR (incorporated by reference to Exhibit 3.2 to MISCOR’s Quarterly Report on Form 10-Q filed on November 13, 2006)
1(c)	Specimen certificate of common stock (incorporated by reference to Exhibit 4.1 to the Registration Statement)
1(d)
Warrant Agreement, form of Joinder Agreement and form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated April 26, 2004 (incorporated by reference to Exhibit 4.2 to the Registration Statement)

1(e)
Form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated January 25, 2005 (incorporated by reference to Exhibit 4.3 to the Registration Statement)

1(f)
Form of common stock purchase warrant issued to purchasers of the registrant’s subordinated convertible debentures pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.4 to the Registration Statement)

1(g)	Common Stock Purchase Warrant dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.5 to the Registration Statement)
1(h)	Form of common stock purchase warrant issued to persons designated by Vertical Capital Partners, Inc. (incorporated by reference to Exhibit 4.6 to the Registration Statement)
1(i)
Form of subordinated convertible debenture issued to purchasers pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.7a to the Registration Statement)

1(j)	Letter Agreement dated April 16, 2006, to extend maturity date of subordinated convertible debentures (incorporated by reference to Exhibit 4.7b to the Registration Statement)
1(k)	Secured Revolving Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.8 to the Registration Statement)
1(l)	Secured Convertible Minimum Borrowing Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.9 to the Registration Statement)
1(m)	Secured Convertible Term Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.10 to the Registration Statement)
1(n)	Promissory Note dated January 1, 2004 issued by Magnetech Industrial Services, Inc. to John A. Martell (incorporated by reference to Exhibit 4.11 to the Registration Statement)
1(o)	Conversion Option dated September 12, 2005 among John A. Martell, Magnetech Industrial Services, Inc. and the registrant (incorporated by reference to Exhibit 4.12 to the Registration Statement)

1(p)
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Stock Purchase Agreement with the registrant (incorporated by reference to Exhibit 4.13 to the Registration Statement)

1(q)
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Subordinated Convertible Debenture Purchase Agreements (incorporated by reference to Exhibit 4.14 to the Registration Statement)

1(r)	Registration Rights Agreement dated August 24, 2005 between the registrant and Laurus Master Fund, Ltd (incorporated by reference to Exhibit 4.15 to the Registration Statement)
1(s)
Common Stock Purchase Warrant dated May 31, 2006 issued by registrant to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the registrant on June 6, 2006)

1(t)
Secured Non-convertible Revolving Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed by the registrant on June 6, 2006)

1(u)
Secured Term Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed by the registrant on June 6, 2006)

1(v)
Registration Rights Agreement dated May 31, 2006 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed by the registrant on June 6, 2006)

1(w)
Amendment dated July 31, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed by the registrant on August 4, 2006)

1(x)
Amendment dated August 30, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed by the registrant on August 31, 2006)